Exhibit 10.31

ASSIGNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this 25th day of March 2002, by and between:

VAXGEN, INC., a corporation duly organized and existing under the laws of the State of Delaware, and having its head office at 1000 Marina Boulevard, Brisbane, California, U.S.A. (“VaxGen”); and

CELLTRION, INC., a company duly organized and existing under the laws of the Republic of Korea and having its registered office at Lot No. 1001, Dongchun-dong, Yeonsu-gu, Incheon City, Korea (“Celltrion”);

(VaxGen and Celltrion shall individually be referred to as a “Party”, and collectively as the “Parties”.)

WITNESSETH:

WHEREAS, VaxGen and a number of Korean investors Nexol Co., Ltd., Nexol Biotech Co., Ltd., J. Stephen & Company Ventures Ltd., and Korea Tobacco & Ginseng Corporation executed a Joint Venture Agreement on February 25, 2002 (“JVA”) for the establishment, ownership and operation of Celltrion, which will construct and operate manufacturing facilities for the production of pharmaceutical products including, without limitation, AIDSVAX, an HIV vaccine using certain technology licensed to VaxGen from Genentech, Inc.;

WHEREAS, VaxGen and Incheon Metropolitan City executed on the same day as the JVA the Land Purchase Agreement, pursuant to which VaxGen contracted to purchase from Incheon Metropolitan City certain land situated in Incheon Songdo New City, as described in further detail in Exhibit 1 attached hereto, as the site for the manufacturing facilities of Celltrion; and

WHEREAS, pursuant to Article 1.2 of the Land Purchase Agreement, VaxGen and Celltrion are to execute an assignment agreement whereby VaxGen assigns to Celltrion all its rights, obligations, and liabilities under the Land Purchase Agreement.

NOW, THEREFORE, intending to be bound, the Parties hereto agree as follows:

Article 1. Assignment

1.1	VaxGen hereby assigns all of its rights, obligations, and liabilities under the Land Purchase Agreement to Celltrion, and Celltrion hereby accepts such assignment (“Assignment”). Insofar as rights and obligations under the Land Purchase Agreement from the date of execution of this Agreement are concerned, references to VaxGen therein shall be deemed replaced with references to Celltrion.

1.2	As of the date of execution of this Agreement, VaxGen shall have no further rights, obligations, and liabilities of any kind whatsoever under the Land Purchase Agreement, and the Land Purchase Agreement, including the terms, conditions, covenants, agreements, and exhibits contained therein, shall be binding only on Celltrion and Incheon Metropolitan City.

Article 2.  Indemnification

Celltrion shall indemnify and hold harmless VaxGen against any and all loss, liability, damage or expenses which may be incurred by VaxGen due to any claims of a third party in connection with the breach, default or non-performance of the Land Purchase Agreement by Celltrion on or after the date of execution of this Agreement.

Article 3.  Consent to Assignment by Incheon Metropolitan City

Pursuant to the foregoing terms and conditions, Incheon Metropolitan City hereby grants its consent to the Assignment and represents and warrants that it shall not raise any claim against VaxGen in connection with the breach, default or non-performance of the Land Purchase Agreement by Celltrion on or after the date of execution of this Agreement.

Article 4.  Continued Effectiveness

Except as otherwise provided herein, all terms and conditions of the Land Purchase Agreement shall remain effective with respect to Celltrion and Incheon Metropolitan City.

Article 5.  Dispute Resolution

This Agreement shall be governed by the laws of the Republic of Korea. Any dispute or controversy arising from this Agreement shall be subject to the dispute resolution procedures provided for in Article 17 of the Land Purchase Agreement.

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Article 6. General

6.1	This Agreement contains the entire understanding among the Parties hereto with respect to the matters covered herein and supersedes and cancels any prior understanding with respect to the matters covered herein.

6.2	No changes, alterations or modifications hereto shall be effective unless made in writing and signed by all the Parties.

6.3	This Agreement shall be written in the Korean and English languages, and executed in three (3) copies, each of which shall be deemed an original. In the event of a discrepancy, the Korean version of this Agreement shall prevail over the English version thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first written above and each Party and Incheon Metropolitan City shall keep one copy, respectively.

VAXGEN, INC. By: ______________________ Name: Title:	CELLTRION, INC. By: ______________________ Name: Title:

Agreed and Accepted by: INCHEON METROPOLITAN CITY By: _______________________________________ Name: Title: Special Delegate of Incheon Metropolitan City 3